UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON,  D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 15, 2015

PARKERVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7915 Baymeadows Way, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 732-6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.07.Submission of Matters to a Vote of Security Holders.

The Company held its 2015 annual meeting of shareholders on June 15, 2015.  At the annual meeting,  the Company’s shareholders considered proposals: (1) to elect two members of the Company’s board of directors to hold office until the third ensuing annual meeting and until their respective successors are duly elected and qualified;  (2) to approve, on an advisory basis, the Company’s named executive officer compensation;  and (3)  to ratify the selection of PricewaterhouseCoopers LLP (“PWC”) as the Company’s independent certified registered public accounting firm for the year ended December 31, 2015.

The shareholders elected Messrs. Papken der Torossian and David Sorrells to the Board of Directors.  The following is a tabulation of votes cast for and withheld from each director, as well as the number of broker non-votes with respect to each director:

Nominee	For	Withheld	Broker Non-votes
Papken der Torossian	27,572,993	582,135	48,221,430
David Sorrells	26,526,170	1,628,958	48,221,430

The shareholders also approved, on an advisory basis, the Company’s named executive officer compensation.  The following is a tabulation of votes cast for and against the proposal, as well as the number of abstentions and broker non-votes.

For	Against	Abstentions	Broker Non-votes
25,730,801	468,150	1,956,177	48,221,430

The shareholders also ratified the selection of PWC as the Company’s independent certified registered public accounting firm.  The following is a tabulation of votes cast for and against the ratification of PWC, as well as the number of abstentions and broker non-votes.

For	Against	Abstentions	Broker Non-votes
74,937,752	841,159	597,647	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2015

PARKERVISION, INC.

By:/s/ Cynthia Poehlman

Cynthia Poehlman

Chief Financial Officer